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Adaptive Biotechnologies Announces Preliminary, Unaudited 2021 Revenue Results and CFO Transition

SEATTLE, Jan. 10, 2022 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (Nasdaq: ADPT) today reported preliminary, unaudited revenue for the year ended December 31, 2021. Total revenue for the year ended December 31, 2021 is estimated to be in the range of $153 million to $154 million, representing an approximate increase of 56% at the mid-point of the range compared to $98.4 million for the year ended December 31, 2020.

“The Adaptive team delivered strong results in 2021, setting the stage to accelerate our immune medicine and MRD business areas,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Our goal is to transform the genetics of the adaptive immune system into novel diagnostics and therapeutics. We are in a strong position and poised for sustainable future growth.”

These preliminary, unaudited results are based on management’s initial analysis of operations for the year ended December 31, 2021 and are subject to change. Adaptive Biotechnologies expects to issue full financial results for the year ended December 31, 2021 on or around February 15, 2022.

Adaptive further announced that Chad Cohen, chief financial officer, will be resigning from his role, effective on or about February 15, 2022, following the filing of Adaptive Biotechnologies’ Annual Report on Form 10-K for the year ended December 31, 2021.  Adaptive Biotechnologies’ principal accounting officer, Kyle Piskel, will serve as interim CFO after Mr. Cohen’s resignation. Adaptive Biotechnologies has initiated a search for a permanent CFO with the capabilities and qualifications to help accelerate the development and commercialization of products resulting from the insights provided by its proprietary immune medicine platform. Mr. Cohen will continue to work with Adaptive Biotechnologies and Mr. Piskel in a consulting capacity to ensure a smooth transition.

“I’d like to thank Chad Cohen for his excellent contributions to both the financial and operational success at Adaptive over the last seven years,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “We wish him all the best and we look forward to working with him through the transition.”

About Adaptive Biotechnologies
Adaptive Biotechnologies is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have three commercial products and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com and follow us on www.twitter.com/adaptivebiotech.

Forward Looking Statements
This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our

EXHIBIT 99.1

business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

MEDIA CONTACT:
Laura Cooper

205-908-5603

media@adaptivebiotech.com

ADAPTIVE INVESTORS:

Karina Calzadilla, Vice President, Investor Relations

201-396-1687

Carrie Mendivil, Gilmartin Group

investors@adaptivebiotech.com